EXHIBIT 99.1

FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 29, 2009

CONTACT:

Bill Hodges
Chief Financial Officer
919-913-1030

POZEN INFORMED BY FDA THAT ENDOSCOPIC GASTRIC ULCER INCIDENCE CONTINUES TO BE AN ACCEPTABLE PRIMARY ENDPOINT

Chapel Hill, N.C., January 29, 2009 — POZEN Inc. (NASDAQ: POZN) announced today that the U.S. Food and Drug Administration (FDA) has completed its internal discussions and informed the Company that there is no change to previous agreements that gastric ulcer incidence is an acceptable primary endpoint for POZEN’s clinical programs.  In October 2008, the FDA had informed POZEN during its review of both the Special Protocol Assessment (SPA) for PA32540 and the Statistical Analysis Plan (SAP) for PN 400 that the FDA was conducting an internal review on the acceptability of gastric ulcers as a primary endpoint in clinical studies.

PN 400, an investigational product under development by POZEN and AstraZeneca, is a fixed dose combination of enteric-coated naproxen with immediate release esomeprazole for the treatment of the signs and symptoms of osteoarthritis, rheumatoid arthritis, and ankylosing spondylitis in patients who are at risk of developing NSAID associated gastric ulcers. The two pivotal ulcer risk reduction studies have been completed and met their primary endpoints. In both studies, patients taking PN 400 experienced significantly fewer endoscopically confirmed gastric ulcers compared to subjects receiving enteric-coated naproxen during the six-month treatment period.  The NDA submission is planned for mid-2009.

PA32540, a patented investigational product containing aspirin (325 mg) and omeprazole (40 mg) in a unique dosage form under development by POZEN, is designed to deliver the cardiovascular benefits of aspirin with a lower incidence of gastric ulcers than enteric-coated aspirin.  POZEN requested an SPA from the FDA for the design of the PA32540 Phase 3 clinical studies.  The proposed primary endpoint was the reduction in the incidence of endoscopic gastric ulcers.  With the FDA’s determination that endoscopic gastric ulcer incidence continues to be an acceptable endpoint, POZEN will seek to finalize the SPA for PA32540.

About POZEN

POZEN is a pharmaceutical company committed to developing therapeutic advancements for diseases with unmet medical needs where it can improve efficacy, safety, and/or patient convenience. POZEN’s efforts are focused primarily on the development of pharmaceutical products for the treatment of acute and chronic pain and other pain-related conditions.  POZEN has development and commercialization alliances with GlaxoSmithKline for Treximet®, which was recently approved by the United States Food and Drug Administration for the acute treatment of migraine attacks, with or without aura, in adults, and with AstraZeneca for proprietary fixed dose combinations of naproxen with the proton pump inhibitor esomeprazole magnesium in a single tablet for conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID-associated gastric ulcers.  The Company’s common stock is traded on The Nasdaq Stock Market under the symbol “POZN”. For detailed company information, including copies of this and other press releases, see POZEN’s website: www.pozen.com.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies, or the failure to obtain such approval of our product candidates, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on GlaxoSmithKline for the sales and marketing of Treximet; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended September 30, 2008.  We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

####